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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

Beacon Roofing Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 5, 2009

To the shareholders of Beacon Roofing Supply, Inc.:

        The 2009 Annual Meeting of Shareholders of Beacon Roofing Supply, Inc. (the "Company") will be held at our office at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 5, 2009, at 11:30 a.m. local time, for the purpose of considering and voting on the following matters:

  (1)
  A proposal to elect seven members to our Board of Directors to hold office until the 2010 annual meeting of shareholders or until their successors are duly elected and qualified, and

  (2)
  The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

        All holders of record of shares of Beacon Roofing Supply, Inc. stock (NASDAQ: BECN) at the close of business on December 10, 2008 are entitled to receive notice of the meeting and to vote at the meeting. Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

        The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

                      By Order of the Board of Directors

                      Ross D. Cooper
                      Secretary
                      Herndon, Virginia
                      January 5, 2009

        This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Beacon Roofing Supply, Inc. of proxies from the holders of our common stock, par value $.01 per share, for use at our 2009 annual meeting of shareholders to be held at our office at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 5, 2009, at 11:30 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

        This proxy statement and the enclosed form of proxy are being mailed to shareholders of common stock on or about January 5, 2009. Shareholders should review the information provided in this proxy statement in conjunction with our 2008 Form 10-K which accompanies this proxy statement. In this proxy statement, we refer to Beacon Roofing Supply, Inc. as "we," "our" and the "Company." The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

        Our principal executive offices are located at One Lakeland Park Drive, Peabody, Massachusetts 01960.

 ABOUT THE MEETING

What is the Date, Time and Place of the Annual Meeting?

        Beacon Roofing Supply Inc.'s 2009 Annual Shareholders' Meeting will be held on Thursday, February 5, 2009, beginning at 11:30 a.m., local time, at our office at 505 Huntmar Park Drive, Suite 300, Herndon, VA 20170.

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of directors and 2) any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

        Only our shareholders of record at the close of business on December 10, 2008, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 44,821,793 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

        A list of shareholders will be available at our headquarters at One Lakeland Park Drive, Peabody, Massachusetts 01960 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of our common stock?

        Holders of common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 44,821,793 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

What vote is required to approve each item?

        The affirmative vote of a majority of the votes cast at the meeting in person or by proxy, and voting together as a single class, is required for the approval of any matter that may be submitted to a vote of our shareholders. For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of common stock shall be elected as directors.

        The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast "for" or "against" the election of directors. On other matters that may be submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote "against." If less than a majority of the combined voting power of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board's recommendations?

        Our board of directors recommends a vote FOR the election of the respective nominees for director named in this proxy statement.

        Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of the respective nominees for director named in this proxy statement and (b) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

        You can vote in any of the following ways.

        To vote by mail:

  •
  Mark, sign and date your proxy card; and

  •
  Return it in the enclosed envelope.

        To vote in person if you are a registered shareholder:

  •
  Attend our annual meeting;

  •
  Bring valid photo identification; and

  •
  Deliver your completed proxy card or ballot in person.

        To vote in person if you hold in "street name:"

  •
  Attend our annual meeting;

  •
  Bring valid photo identification; and

  •
  Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I return my proxy card?

        Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy materials and annual meeting of shareholders?

        The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

 STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our directors and executive officers own?

        The following table shows information regarding the beneficial ownership of our common stock for the following:

  (i)
  each shareholder known by us to beneficially own more than 5% of our common stock,

  (ii)
  each of our directors,

  (iii)
  each executive officer named in the Summary Compensation Table in "Executive Compensation," and

  (iv)
  all directors and executive officers as a group.

        All information is as of the record date.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owners(1)	Shares	Percent
Shareholders owning more than 5% of our common stock:
Lord Abbett & Co. LLC(2) 90 Hudson Street – 11th Floor Jersey City, NJ 07302	5,499,937	12.1%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, MD 21202	4,198,800	9.2%
Fiduciary Management, Inc.(4) 100 East Wisconsin Avenue Milwaukee, WI 53202	2,349,795	5.2%
Directors, and executive officers:
Robert R. Buck(5)	510,350	1.1%
Paul M. Isabella(6)	71,000	*
David R. Grace(7)	356,126	*
Ross D. Cooper(8)	26,668	*
C. Eric Swank(8)	34,833	*
Andrew R. Logie(9)	801,683	1.8%
H. Arthur Bellows, Jr.(10)	83,750	*
James J. Gaffney(11)	79,269	*
Peter M. Gotsch(12)	103,750	*
Wilson B. Sexton(13)	155,000	*
Stuart A. Randle(14)	57,500	*
All directors and executive officers as a group (11 persons)	2,279,429	5.0%

*
Less than 1%

(1)
Information concerning beneficial ownership of shares is as of December 10, 2008, the record date. Includes the number of shares that such person has the right to acquire beneficial ownership as of that date and which such person has the right to acquire beneficial ownership of within 60 days thereafter.

(2)
Based on the share information for Lord Abbett & Co. LLC as of September 30, 2008, reported on Schedule 13F filed by them on November 14, 2008.

(3)
Based on the share information for T. Rowe Price Associates, Inc. as of September 30, 2008, reported on Schedule 13F filed by them on November 24, 2008.

(4)
Based on the share information for Fiduciary Management, Inc. as of September 30, 2008, reported on Schedule 13F filed by them on November 12, 2008.

(5)
Includes 316,533 shares issuable upon the exercise of options.

(6)
Includes 15,000 shares issuable upon the exercise of options.

(7)
Includes 76,334 shares issuable upon the exercise of options and 4,238 shares over which Mr. Grace shares investment control but of which he disclaims beneficial ownership.

(8)
Represents shares issuable upon the exercise of options.

(9)
Includes 22,500 shares issuable upon the exercise of options and 227,148 shares held by the Logie Beacon Limited Partnership over which Mr. Logie shares voting and investment control. Mr. Logie disclaims beneficial ownership of shares held by the Logie Beacon Limited Partnership in which he does not have a pecuniary interest.

(10)
Includes 75,000 shares issuable upon the exercise of options.

(11)
Includes 75,000 shares issuable upon the exercise of options and 4,269 shares over which Mr. Gaffney shares investment and voting control, but of which Mr. Gaffney disclaims beneficial ownership.

(12)
Includes 33,750 shares issuable upon the exercise of options.

(13)
Includes 75,000 shares issuable upon the exercise of options. Those options and an additional 80,000 shares are held by the Wilson Sexton Revocable Trust, over which Mr. Sexton has sole investment and voting control.

(14)
Includes 52,500 shares issuable upon the exercise of options.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of September 30, 2008 with respect to each equity plan or arrangement pursuant to which warrants or options to purchase our commons shares have been granted.

Equity Compensation Plan Information(1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,452,029	$15.70	2,494,724
Equity compensation plans not approved by security holders	630,051	$2.01	0

Total	3,082,080	$12.90	2,494,724

(1)
See Notes 2 and 11 to the Consolidated Financial Statements in the enclosed Form 10-K for additional information regarding our stock-based compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the Securities and Exchange Commission (SEC). Officers, directors and shareholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely on our review of the copies of these forms received and representations from certain reporting persons that no Form 5 was required, we believe that all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2008.

 SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

Item 1.

ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation and Bylaws provide that our board of directors shall consist of not less than three members to serve one-year terms of office. The authorized number of directors is currently set at seven members. Upon election at the annual meeting, our directors will serve terms expiring at the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified. The following individuals are our nominees:

Robert R. Buck H. Arthur Bellows, Jr. James J. Gaffney Peter M. Gotsch Andrew R. Logie Stuart A. Randle Wilson B. Sexton

        Each nominee has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the board of directors, unless it is directed by a proxy to do otherwise.

 MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the directors and executive officers of the Company?

        Our board of directors currently consists of seven directors. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal. There are no family relationships between any of our directors or executive officers. Our executive officers are elected by and serve at the discretion of the board of directors. The board has determined that each of the following directors is an "independent director" as such term is defined in Nasdaq Marketplace Rule 4200(a)(15): H. Arthur Bellows, Jr., James J. Gaffney, Peter M. Gotsch, Stuart A. Randle and Wilson B. Sexton. Independent members of our board of directors shall meet in executive session at least two times a year.

Name	Age	Position
Robert R. Buck	61	Chairman of the Board and Chief Executive Officer, Director
Paul M. Isabella	53	President and Chief Operating Officer
David R. Grace	49	Senior Vice President, Chief Financial Officer
C. Eric Swank	40	Senior Vice President
Ross D. Cooper	43	Senior Vice President, General Counsel and Secretary
H. Arthur Bellows, Jr.	70	Director
James J. Gaffney	68	Director
Peter M. Gotsch	44	Director
Andrew R. Logie	64	Director
Stuart A. Randle	49	Director
Wilson B. Sexton	72	Director

        Robert R. Buck, Chairman and Chief Executive Officer. Mr. Buck joined us as President and Chief Executive Officer in October 2003 and was appointed as Chairman of the Board in March 2007. Prior to joining us, he served as President—Uniform Rental Division of Cintas Corporation from 1997 to 2003. From 1991 through 1997, he served as Senior Vice President—Midwest Region of Cintas. From 1982 through 1991, he served as Senior Vice President—Finance and Chief Financial Officer of Cintas. Mr. Buck presently serves as a director of Kendle International, Inc. and Multi-Color Corporation, both of which are Nasdaq-traded companies, and privately-held LVI Services, Inc. Mr. Buck has a B.A. degree from the University of Cincinnati.

        Paul M. Isabella, President and Chief Operating Officer. Mr. Isabella joined us in November 2007. Prior to joining us, he served as Executive Vice President of Cooper Industries from 2005 to 2007 and Senior Vice President of Stanley Works from 1999 to 2005. He began his career with General Electric Company in 1977 and worked in various GE businesses for 22 years. Mr. Isabella has a B.S. degree from State University at Cortland.

        David R. Grace, Senior Vice President, Chief Financial Officer. Mr. Grace is responsible for financial management of our Company and each of our regional subsidiaries. Mr. Grace began his career as a CPA in public accounting with Baril and Smith CPA. He joined Beacon Sales Company as an accountant in 1987. He served in positions of increasing responsibility until he was named CFO at the time that we acquired Beacon Sales Company. Mr. Grace has a degree in accounting from Bentley College in Waltham, Massachusetts.

        C. Eric Swank, Senior Vice President. Mr. Swank is responsible for the operations of one of our mid-Atlantic regions and also oversaw our Company-wide sales and marketing until November 2007. Prior to joining us in October 2004, Mr. Swank was Assistant Group Vice President from 2003 to 2004 for Cintas Corporation. He also served as Assistant to the Group Vice President from 1998 to 1999 and Director of Training and Development from 2000 to 2002 for Cintas. Mr. Swank is a graduate of Miami University of Ohio.

        Ross D. Cooper, Senior Vice President, General Counsel and Secretary. Mr. Cooper joined us in July 2006. Prior to joining us, Mr. Cooper was with Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1999. From 1996 to 2006, Mr. Cooper served as outside general counsel to Building Suppliers Corporation, LLC, an organization of roofing and construction materials wholesale distributors. Mr. Cooper received a B.S. in civil engineering from Cornell University and a J.D. from George Washington University Law School.

        H. Arthur Bellows, Jr., Director. Mr. Bellows became a director in January 2005. Mr. Bellows served on the Board of Directors of Hexcel Corporation and as their Chair of the audit committee and a member of their nominating and corporate governance committee from 2000 to May 2008. He has served as Chairman of Braeburn Associates, a merchant banking firm, since 1999, and Chairman of The Finance Network, a private financial services firm, since 1999. He is also a board member of First Communication, Inc., a public company, and serves as its Chairman of the Audit Committee and as a member of its Finance Committee. Mr. Bellows was President, Chief Operating Officer and a director of Audits & Surveys Worldwide, Inc., an international market research firm, from 1995 to March 1999 and continued to serve as a director until March 2002. Mr. Bellows has a B.A. degree from Princeton University and an M.B.A. from the Harvard Business School.

        James J. Gaffney, Director. Mr. Gaffney became a director in July 2004. From 1998 through 2003, Mr. Gaffney served as Vice Chairman of the Board of Viking Pacific Holdings, Ltd. and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate, and provided consulting services to GS Capital Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.), and other affiliated investment funds. Mr. Gaffney presently serves on public boards as Chairman of the Board of Directors of Imperial Sugar Company and as a director of Pool Corporation and Armstrong World Industries, Inc. Mr. Gaffney has a bachelors degree from St. John's University and an M.B.A. from New York University.

        Peter M. Gotsch, Director. Mr. Gotsch has served as a director since 1997 and is currently the Managing Partner of Ellipse Capital LLC. From 1989 to 2008, Mr. Gotsch was a member of Code Hennessy & Simmons LLC and employed by its affiliates. Mr. Gotsch presently serves as the Chairman of the Board of The Hillman Companies, Inc. and is a member of the board of Houston Wire & Cable Company. Mr. Gotsch holds a B.A. degree from St. Olaf College and an M.B.A. from Northwestern University.

        Andrew R. Logie, Director. Mr. Logie and a group of investors acquired Beacon Sales Company, Inc. in 1984. As its new CEO, he oversaw the growth of the business from three to seven branches with sales increasing six-fold to $70 million in 1997 prior to its acquisition by Beacon Roofing Supply, Inc. From 1997 to October 2003, he was the Company's Chairman and Chief Executive Officer, and also President for most of that period. He served as the Company's Chairman thereafter until

March 2007. Mr. Logie has over 40 years of experience in the roofing industry and attended Nichols College in Dudley, Massachusetts.

        Stuart A. Randle, Director. Mr. Randle has served as director since February 2006. Since 2004, Mr. Randle has served as President, CEO and Director of GI Dynamics, a venture backed healthcare company. Previously, he was an Entrepreneur-in-Residence for Advanced Technology Ventures, a healthcare and IT venture capital firm. From 1998 to 2001, he was President, CEO and a director of Act Medical, Inc. Mr. Randle holds a BS in mechanical engineering from Cornell University and an MBA from the Kellogg Graduate School of Management, Northwestern University.

        Wilson B. Sexton, Director. Mr. Sexton became a director in October 2004. Mr. Sexton has been the Chairman of the Board and a director of Pool Corporation since 1993. From January 1999 to May 2001, Mr. Sexton also served as Chief Executive Officer of Pool Corporation. Mr. Sexton also serves as a board member of Houston Wire & Cable Company. Mr. Sexton is a Certified Public Accountant and holds a B.B.A. degree from Southern Methodist University.

BOARD OF DIRECTORS' MEETINGS,
COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during fiscal 2008?

        During the fiscal year ended September 30, 2008 ("fiscal 2008"), our Board of Directors held six meetings. During fiscal 2008, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he or she served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he or she served on these committees. In addition, six of our seven directors attended last year's annual meeting of shareholders. We recommend that the directors attend the annual meeting of shareholders if possible.

What committees has the Board established?

        The Board of Directors has established three committees: (1) the audit committee, (2) the compensation committee and (3) the nominating and corporate governance committee.

  Audit Committee

        The audit committee held four meetings in fiscal 2008. The audit committee selects the independent registered public accounting firm and reviews the independence of such firm, approves the scope of the annual audit activities of the independent registered public accounting firm, approves the audit fee payable to the independent registered public accounting firm and reviews audit results with the independent registered public accounting firm. The audit committee currently is comprised of H. Arthur Bellows, Jr., Peter Gotsch and Wilson B. Sexton, each of whom meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" as defined in Nasdaq Marketplace Rule 4200(a)(15). The board has also determined that Mr. Bellows is an "audit committee financial expert" as such term is defined in Regulation S-K promulgated by the SEC. Each of Messrs. Bellows, Gotsch and Sexton meet Nasdaq's financial knowledge requirements. Ernst & Young LLP currently serves as our independent registered public accounting firm.

        The audit committee operates under a formal charter that governs its duties and conduct. The audit committee charter complies with applicable Nasdaq and SEC rules and regulations. A copy of the charter is available on our web site at www.beaconroofingsupply.com. In addition, the charter is available in print to any shareholder who requests it in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, MA 01960.

        Ernst & Young LLP, our independent registered public accounting firm, reports directly to the audit committee.

        Please refer to the Audit Committee Report, which is set forth in this proxy statement, for a further description of our audit committee's responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended September 30, 2008.

  Compensation Committee

        The compensation committee held two meetings in fiscal 2008. The duties of the compensation committee are to provide a general review of our compensation and benefit plans to ensure that they meet our objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our executive officers and makes recommendations for adopting and changing major compensation policies and practices. The compensation committee reports its recommendations to the full board of directors for approval and authorization. It also makes recommendations to the board with respect to the compensation of the chief executive officer and administers our stock plans. The compensation committee is comprised of three directors who are independent under Nasdaq listing standards and non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act) and who do not have "interlocking" or other relationships with us that would detract from their independence as committee members. At all times, at least two members of the committee shall be outside directors (as defined in Section 162(m) of the Internal Revenue Code). The current members of the compensation committee are James J. Gaffney, Wilson B. Sexton and Stuart A. Randle.

        The compensation committee operates under a formal charter that governs its duties and conduct. The compensation committee complies with applicable Nasdaq rules and regulations. A copy of the charter is available on our web site at www.beaconroofingsupply.com. In addition, the charter is available in print to any shareholder who requests it in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960.

        Please refer to the Compensation Discussion and Analysis and the Compensation Committee Report in this proxy statement for a further description of our compensation committee's responsibilities, as well as its compensation philosophy and a description of considerations underlying each component of compensation paid to Beacon's executive officers for fiscal 2008.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee held two meetings in fiscal 2008. The nominating and corporate governance committee is responsible for identifying and recommending potential candidates qualified to become board members, recommending directors for appointment to board committees, establishing and maintaining compliance with corporate governance guidelines, and reporting to the board of directors on the board's self-evaluation questionnaire. The nominating and corporate governance committee is currently comprised of James J. Gaffney, Stuart A. Randle and Peter M. Gotsch, each of whom is independent under Nasdaq listing standards.

        When identifying, evaluating and considering potential candidates for membership on our board, including those who might be recommended or nominated by shareholders, the nominating and corporate governance committee considers among other factors, relevant business and financial experience, integrity and willingness to devote the necessary time and energy. The nominating and corporate governance committee will consider nominees for our board of directors recommended by shareholders, using the same criteria as for other candidates. Recommendations should be submitted in writing to Ross D. Cooper, our corporate secretary, at our Herndon office. The recommendation should include the name and address of the shareholder making the recommendation and evidence of his or her ownership of our common stock, including the number of shares and period of ownership, the name and address of the director candidate, and his or her resume or listing of qualifications, and the candidate's signed consent to serve as a director if elected and to be named in the Proxy Statement. To be considered, the recommendation must be received by the secretary not less than 90 days and not more than 120 days before the one-year anniversary date of our most recent annual meeting of shareholders. The nominating and corporate governance committee may consider advice and recommendations from others, including search firms as it deems appropriate.

        Further information related to the nominating and corporate governance committee is included in the nominating and corporate governance committee charter, available on our website at www.beaconroofingsupply.com. In addition, corporate governance guidelines adopted by the committee can be found immediately following the charter on our website. In addition, the charter and guidelines are available in print to any shareholder who requests them in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960.

How may the Board be contacted?

        Shareholders or other interested parties wishing to communicate confidentially with our board of directors can call 866-574-1199 in the United States and leave a message for the Chair of the audit committee, the board of directors or an individual director. In the alternative, shareholders and other interested parties may communicate with the board of directors or an individual director in writing by mailing such communication to Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960, Attn: Corporate Controller. Each communication intended for members of the board of directors and received by the Corporate Controller will be reviewed by the Corporate Controller. Communications related to the operation of the Company which are not sales solicitations or of a similar commercial nature will be forwarded to the specified party or parties.

How are directors compensated?

        Please see "Compensation of Directors" in the Compensation Disclosure and Analysis section of this proxy statement.

 AUDIT COMMITTEE MATTERS

Audit Committee's Pre-Approval and Procedures

        The audit committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. As part of its responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the audit committee considers whether such services are consistent with the SEC's rules on auditor independence.

        Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval.

    Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor's responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Form 10-Qs, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

    Audit-Related Services consist of assurance and related services (e.g. due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

    Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

    Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

        Circumstances may arise during the twelve-month period when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor. The chairman of the audit committee, acting pursuant to delegated authority, may pre-approve any non-audit services, up to a limit of $20,000.

Audit and Non-Audit Fees

        The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended September 30, 2008 and September 30, 2007.

Year	Audit	Audit-Related	Tax	All Other	Total
2008	$1,008,214	$40,800	$142,700	$—	$1,191,714
2007	$1,075,000	$290,480	$165,000	$—	$1,530,480

        Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal controls and the reviews of the interim financial statements included in our Forms 10-Q.

        The audit-related services reflect audit fees for our 401(k) profit-sharing plan and associated consultations. In addition, fiscal 2007 includes $257,980 for the due diligence fees associated with our acquisition of North Coast Commercial Roofing Systems, Inc.

        Tax fees represent professional services related to tax compliance and consulting.

        The audit committee has considered the compatibility of the provision of services covered by the preceding paragraph with the maintenance of the principal accountant's independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

        The audit committee annually reviews the performance of the independent registered public accounting firm and the fees charged for their services.

Report of the Audit Committee

        The role of the audit committee is to assist the board of directors in its oversight of the integrity of the Company's financial reporting process and compliance with legal and regulatory requirements. The audit committee reviews the Company's financial reporting process on behalf of the Company's board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the audit committee has met and held discussions with management and the Company's independent registered public accounting firm. The audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has discussed with the independent registered public accounting firm the auditor's independence from the Company and management. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm's communications with the audit committee concerning independence.

        In reliance on the reviews and discussions referred to above, the audit committee approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2008.

AUDIT COMMITTEE:
H. Arthur Bellows, Jr., Chairman Peter M. Gotsch Wilson B. Sexton

 INFORMATION ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The responsibilities of our Compensation Committee are to review our compensation and benefit plans to ensure that they meet our objectives, review the Chief Executive Officer's performance and his or her recommendations on compensation of our other executive officers, and make recommendations for adopting and changing major compensation policies and practices. The Compensation Committee reports its recommendations to the full board of directors for approval and authorization. It also recommends the annual compensation of the Chief Executive Officer to the board of directors and administers our stock plan.

Objectives of Compensation Program

        Our compensation practices are intended to attract and retain highly competent executives in a competitive marketplace. The program provides named executive officers listed in our summary compensation table with compensation that is industry competitive, internally equitable and commensurate with their skills, knowledge, experience and responsibilities.

        The primary objective of our executive compensation program is to firmly align total executive compensation with the attainment of our annual performance goals. These goals are principally based upon our income before income taxes. Our Chief Executive's goals for fiscal 2008 were principally based upon our EBITDA. EBITDA was calculated as income before income taxes plus interest expense and depreciation and amortization expense, as those items are reflected in our Form 10-K.

        The compensation of our executive officers consists of base salary, cash bonuses, long-term incentive compensation in the form of Company stock options, and certain perquisites such as an auto allowance. From time to time, the Company will also pay for relocation expenses, including temporary housing, automobile lease and related expenses, associated with relocating executives.

Base Salaries

        As noted above, the Compensation Committee evaluates the performance of our Chief Executive Officer, and recommends the Chief Executive Officer's cash compensation level to the full board of directors in light of that evaluation. The Compensation Committee reviews the base salary of the Chief Executive Officer on an annual basis in consideration of his performance during the previous year. Salary increases for Mr. Buck through fiscal 2008 were set forth in his employment agreement and his base salary for fiscal 2008 was set at $550,000. Although the board of directors was prepared to renew Mr. Buck's contract for the fiscal year ending September 30, 2009 ("fiscal 2009"), at Mr. Buck's request the Compensation Committee and Mr. Buck mutually agreed to allow it to expire in November, 2008. This was done so that Mr. Buck's continued tenure as our Chief Executive Officer could be on the same terms and conditions as applicable to our other executive officers, none of whom have employment contracts. The Compensation Committee most recently reviewed Mr. Buck's base salary in October, 2008 and set his salary at $566,500 for fiscal 2009. The Compensation Committee considered the following quantitative and qualitative factors in evaluating the Chief Executive Officer's performance in setting fiscal 2008 and fiscal 2009 compensation:

  •
  the Company's performance and relative shareholder return;

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  the value of Mr. Buck's leadership;

  •
  the compensation plans of chief executive officers of comparable companies; and

  •
  the recommendations of an independent compensation consultant (discussed below).

        Base salaries of our executive officers other than the Chief Executive Officer are also recommended annually by the Compensation Committee to the full board of directors after consultation with, and upon the recommendation of, the Chief Executive Officer. The base salary of each executive officer is recommended by the Chief Executive Officer to the Compensation Committee after evaluating each executive officer's performance over the year in consideration of (i) the Company's overall financial performance, (ii) the individual's performance during the year and contributions to the Company, and (iii) other relevant factors (for example, market conditions).

        The Compensation Committee considers a number of factors when evaluating the Chief Executive Officer's recommendations regarding base salaries for the other executive officers. Periodically, the Compensation Committee reviews industry specific compensation surveys that provide detailed information regarding the compensation practices of industry peers, competitors and companies of similar market value. Other information that the Committee deems relevant, such as general business trends, the competitiveness of the markets in which we operate and special circumstances, also may be considered in its evaluation.

        The Compensation Committee retained Lyons, Benenson & Company in late 2006 to review all aspects of executive compensation. Lyons, Benenson & Company reviewed data for a peer group of distribution companies of relatively the same size and market capitalization as the Company in developing its recommendations to the Compensation Committee. The peer companies included Blue Linx Holdings, Fastenal Company, Huttig Building Products, Pool Corp. and W.W. Granger. Lyons, Benenson & Company concluded that total compensation, including base salary, cash bonuses and options, for each named executive officer, was competitive, equitable and sound.

        Salaries for fiscal 2008 for our named executive officers are set forth below in the summary compensation table. At their most recent annual reviews, the Compensation Committee set Mr. Isabella's base salary for fiscal 2009 at $462,000, Mr. Grace's base salary at $419,265, Mr. Cooper's base salary at $348,398 and Mr. Swank's base salary at $301,945.

Annual Cash Incentives

        The second element of our compensation program is an annual cash incentive bonus. Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to long-term shareholder returns (via increasing stock prices) comes from increasing current earnings and properly preparing the Company for future earnings growth. We believe these bonuses play a key role in enabling us to attract, retain and motivate our employees.

        The employment agreement that was in effect with our Chief Executive Officer through fiscal 2008 entitled him to a bonus of up to 100% of his annual base salary based on the Company's achievement of established EBITDA targets, as described more fully below under "Potential Payments Upon

Termination or Change-in-Control—Employment Contract—Robert R. Buck." Mr. Isabella was entitled to a base bonus of $332,500 for fiscal 2008 based 50% on an income before income taxes target and 50% on a qualitative performance evaluation by our CEO, as presented to the Compensation Committee, that considers such factors as motivational leadership, long-range planning and vision, departmental and staff development and professionalism. Mr. Isabella was entitled to an additional bonus of $166,250 if we exceeded budgeted income before income taxes by 15% or more. Our other named executive officers were entitled to an annual bonus for fiscal 2008 pursuant to our management cash bonus plan described below.

        In fiscal 2008, under our management cash bonus plan, a base bonus amount was set for each participant. With respect to regional vice presidents and certain officers responsible for more than one region, 90% of the base bonus is based on meeting an income before taxes target and 10% of the base bonus is based on meeting a sales growth target. In each case, the targets are for the region or regions for which the officer is responsible. The full base bonus is paid if the participant achieves 100% of both targets. If the income before taxes target is not met at the 100% level, the participant's bonus with respect to that target will be pro rated on a straight line basis if the participant achieves a range of 85% to 100% of target, with no bonus paid at less than 85% of target. If the sales growth target is not met at the 100% level, the participant will not receive a bonus with respect to that target. The bonuses for our named executive officers other than our Chief Executive Officer were based 50% on a Company-wide income before taxes target and 50% on qualitative performance evaluations by our Chief Executive Officer, as presented to the Compensation Committee. The qualitative performance evaluations consider such factors as leadership and skills demonstrated in the individual's role with the Company, long-range planning and vision, departmental and staff development and professionalism. In addition, each participant can receive an additional maximum performance bonus if income before taxes exceeds 100% of target, up to an amount equal to 60% of the base bonus (50% for Mr. Isabella).

        For fiscal 2008, the Company achieved EBITDA of approximately $134 million compared to a target set for Mr. Buck of approximately $125 million. Based on this result, Mr. Buck earned a bonus of $397,344 for fiscal 2008 prior to the discretionary component described below. The Company's income before taxes was approximately $69 million compared to an established target of approximately $56 million for Messrs. Isabella, Grace and Cooper. Based on this result, and their individual performance, each of those named executive officers earned their maximum bonus for fiscal 2008. Also for fiscal 2008, The Roof Center, one of the Company's subsidiaries, which Mr. Swank oversees, achieved income before income taxes of approximately $9 million compared to his target of approximately $11 million. Based on this result, the Company's results and his individual performance, Mr. Swank earned a portion ($54,240) of his target bonus for fiscal 2008.

        Notwithstanding the terms of Mr. Buck's contract, the management cash bonus plan and the annual targets, the Compensation Committee retains full discretion to award discretionary bonuses to the Chief Executive Officer and others in light of the totality of the circumstances. The Compensation Committee considers the Chief Executive Officer's recommendations in determining discretionary cash awards for our other named executive officers. The Chief Executive Officer's recommendations are guided by his evaluation of the Company's actual financial performance compared with our performance goals and his assessment of the effectiveness of the individual and collective efforts of our executive officers in achieving the Company's business objectives. The Compensation Committee and the Chief Executive Officer also consider extraordinary efforts by executive officers in various projects or initiatives during the year.

        For fiscal 2008, the Compensation Committee determined that Mr. Buck should receive a discretionary bonus of $152,656 in addition to his earned bonus calculated above. This brought Mr. Buck's bonus to the maximum level of $550,000 and was based, in part, on the Company's successful results for fiscal 2008, including its income before taxes described above, against which the other named corporate executives were measured for purposes of their bonus calculations. In addition, Mr. Buck's discretionary bonus was reflective of individual performance, leadership, experience, market conditions and retention.

        For fiscal 2009, Mr. Buck and the other named corporate executives, under the terms of the management cash bonus plan set forth above, will be entitled to a base bonus based 50% on a Company-wide income before taxes target and 50% on a qualitative evaluation by our board of directors for Mr. Buck and by Mr. Buck for Messrs. Isabella, Grace and Cooper. These same executives are eligible to receive additional bonuses if income before taxes exceeds 100% of target, up to an amount equal to 60% of the base bonus (100% for the Chief Executive Officer), with an opportunity to earn total bonuses of up to $682,000 (Mr. Buck), $660,000 (Mr. Isabella), $308,792 (Mr. Grace) and $216,195 (Mr. Cooper), respectively. Mr. Swank's bonus will be subject to the terms of the management cash bonus plan, with an opportunity to earn a total bonus of up to $92,947.

        Our board of directors established the annual EBITDA target and establishes the pre-tax income targets based on market conditions and reasonable rates of expected annual growth.

Equity Compensation

        The third element of our compensation program is equity compensation. Equity compensation is intended to more closely align total compensation with the long-term financial interests of our shareholders. The equity compensation component of our compensation program is based upon awards of stock options.

        Since the Company's initial public offering, stock options have been granted at an exercise price equal to the closing price of the Company's common stock as reported by Nasdaq on the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. Stock option grants are made by the Compensation Committee.

        The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan, with an option to invest in Company stock and profit-sharing contributions when feasible, for all of its employees employed for at least ninety days and at least 21 years old.

        Our Compensation Committee administers our stock option plan. The purpose of the stock option plan is to advance the interests of the Company by:

  •
  providing directors, officers, employees and other eligible persons with additional incentives;

  •
  encouraging stock ownership by eligible persons;

  •
  increasing the proprietary interests of eligible persons in the success of the Company;

  •
  encouraging eligible persons to remain with the Company or its affiliates; and

  •
  attracting new employees, officers or directors to the Company or its affiliates.

        In determining whether to grant options and how many options to grant to eligible persons under our stock option plan, consideration is given to each individual's past performance and contribution to the Company as well as that individual's expected ability to contribute to the Company in the future.

        In October 2007, the Compensation Committee authorized awards of options to our executives and a number of other employees, relatively consistent with the number of options awarded in previous years. Those options each had an exercise price of $9.50. The Compensation Committee granted options to Mr. Isabella at the time of his hiring in November, 2007. Those options had an exercise price of $8.04. The awards to each of our named executive officers were as follows and vest one-third annually starting on the first anniversary of the grant and expire on the tenth anniversary of the date of grant:

  •
  Mr. Buck was granted options to acquire 30,000 common shares;

  •
  Mr. Isabella was granted options to acquire 45,000 common shares;

  •
  Mr. Grace was granted options to acquire 25,000 common shares;

  •
  Mr. Cooper was granted options to acquire 10,000 common shares; and

  •
  Mr. Swank was granted options to acquire 15,000 common shares.

        In October 2008, the Compensation Committee also authorized awards of options to our named executive officers and a number of other employees, relatively consistent with the number of options awarded in previous years. The awards to each of our named executive officers were as follows and each had an exercise price of $12.25, vest one-third annually starting on the first anniversary of the grant, and expire on the tenth anniversary of the date of grant:

  •
  Mr. Buck was granted options to acquire 50,000 common shares;

  •
  Mr. Isabella was granted options to acquire 40,000 common shares

  •
  Mr. Grace was granted options to acquire 35,000 common shares;

  •
  Mr. Cooper was granted options to acquire 12,000 common shares; and

  •
  Mr. Swank was granted options to acquire 15,000 common shares.

Employment Agreements

        The Compensation Committee reviews and approves any employment agreement entered into with our senior executives. As mentioned above, we had an employment agreement with Mr. Buck through November 2008. The agreement provided Mr. Buck with what the Compensation Committee believed to be an appropriate base salary and target maximum bonus. This employment agreement is described in detail under "Potential Payments Upon Termination or Change-in-Control—Employment Contract—Robert R. Buck."

Stock Ownership Guidelines

        We do not have a formal policy regarding minimum stock ownership requirements for our named executive officers. We encourage ownership through option grants and with an option to invest in the Company's stock in our 401(k) plan.

Retirement Plans

        We sponsor a defined contribution 401(k) plan, which covers substantially all of our U.S. employees, including our named executive officers. We currently provide a match of 50% of participants' before-tax contributions up to 3% of eligible compensation. During fiscal 2008, we contributed a match of $5,227 for Mr. Isabella and $6,660 for each of the other named executives. Additional annual profit-sharing contributions may be made at the discretion of the board of directors. Total Company profit-sharing contributions of approximately $3.3 million were made for fiscal 2008 and allocated to participants' accounts based on a formula that considers a participant's compensation below and above the social security taxable base, up to certain IRS limits ($225,000 for fiscal 2008).

        Our named executive officers do not participate in any special or separate executive retirement plans. We consider our 401(k) plan to be an important factor in our ability to hire, retain and motivate our employees by providing an added measure of financial security for our employees.

Perquisites

        We have no formal perquisites program. Personal benefits may be provided from time to time when we determine that such personal benefits are a useful part of an executive's compensation package. Specifically, we have agreed to provide each of the named executive officers with a monthly auto allowance of $1,000 and reimbursement of their fuel costs.

Tax Deductibility of Compensation

        Section 162(m) of the Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer and other specified officers, unless, in addition to other requirements, the compensation qualifies as performance based compensation. The Company is currently entitled to a deduction in connection with options exercised under our stock option plan by such executive officers. The Compensation Committee will continue to consider Section 162(m) implications in making compensation recommendations and in designing compensation programs for our named executive officers. However, the Compensation Committee reserves the right to pay non-deductible compensation if it determines that to be in our best interests and in the best interests of our stockholders.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the "Compensation Disclosure and Analysis" section of this proxy statement with management, including our Chief Executive Officer, Chief Financial Officer and General Counsel. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the "Compensation Discussion and Analysis" section be included in this proxy statement.

James J. Gaffney, Chairman                            Stuart A. Randle                            Wilson B. Sexton

Executive Compensation

        The following table sets forth all compensation earned during the fiscal years ended September 30, 2008 and 2007, by each person who served as our Chief Executive Officer and our Chief Financial Officer during fiscal year 2008, and by our other executive officers who were serving as executive officers at the end of the fiscal year, collectively referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert R. Buck	2008	554,231	152,656	287,346	397,344	27,694	1,419,271
Chairman & Chief Executive Officer	2007	515,000	180,250	234,536		36,310	966,096
Paul M. Isabella(5) President and Chief Operating Officer	2008	384,154		50,094	498,750	35,552	968,550
David R. Grace	2008	402,372		173,437	251,680	26,861	854,349
Senior Vice President and Chief Financial Officer	2007	363,000	100,000	184,578		33,972	681,550
Ross D. Cooper	2008	340,852		135,043	188,640	25,847	690,381
Senior Vice President, General Counsel and Secretary	2007	330,000	80,500	117,930		19,287	547,717
C. Eric Swank	2008	300,905		138,772	54,240	28,031	521,947
Senior Vice President	2007	286,000	27,500	126,668		44,630	484,798

(1)
In fiscal 2008, represents discretionary bonus paid to CEO during the first quarter of fiscal 2009. In fiscal 2007, represents discretionary bonuses paid to executive officers in the first quarter of fiscal 2008.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes with respect to stock options, in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payments." Amounts therefore include expenses related to stock options granted in and prior to fiscal 2008 and 2007, as applicable, disregarding estimates of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are included in Note 2 of our audited financial statements included in our Annual Report on Form 10-K for fiscal 2008.

(3)
These incentive amounts for fiscal 2008 were paid during the first quarter of fiscal 2009.

(4)
Includes Company matching and profit-sharing contributions to the 401(k) plan, auto allowances and fuel cost reimbursements. For Mr. Isabella for 2008, also includes certain housing and commuting airfare costs paid by us. We are providing an apartment for Mr. Isabella in Herndon, VA pending his relocation and covering his related housing costs and commuting airfare costs from Houston, along with associated gross-up income tax reimbursements. For Mr. Swank for 2007, also includes the value of a Company-sponsored trip for certain employees and customers of The Roof Center, the Company's mid-Atlantic region.

(5)
Mr. Isabella was hired November 19, 2007.

        The following table sets forth the individual grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2008.

Grants of Plan-Based Awards

					All Other Option Awards: Number of Securities Underlying Options (b) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)
						Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert R. Buck	October 22, 2007	0	275,000	550,000	30,000	9.50	139,596
Paul M. Isabella	November 19, 2007	10,391	332,500	498,750	45,000	8.04	173,993
David R. Grace	October 22, 2007	4,916	157,300	251,680	25,000	9.50	116,330
Ross D. Cooper	October 22, 2007	3,684	117,900	188,640	10,000	9.50	46,532
C. Eric Swank	October 22, 2007	3,172	56,400	90,240	15,000	9.50	69,798

(a)
The non-equity incentive plan awards above were based primarily on Company-wide fiscal 2008 EBITDA for Mr. Buck, primarily Company-wide income before taxes for Mr. Isabella, Mr. Grace and Mr. Cooper, and primarily The Roof Center's income before taxes for Mr. Swank.

(b)
These options vest (i.e., become exercisable) in three equal parts on the first, second and third anniversaries of the grant date and expire ten years from the date of grant.

        The following table sets forth details of all of the outstanding equity awards of the named executive officers as of September 30, 2008:

Outstanding Equity Awards at Fiscal Year-End(1)

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert R. Buck	242,366 25,000 13,334 0	0 12,500 26,666 30,000	2.33 18.64 22.46 9.50	October 20, 2013 November 2, 2015 October 24, 2016 October 22, 2017
Paul M. Isabella	0	45,000	8.04	November 19, 2017
David R. Grace	33,000 14,000 7,000 0	0 7,000 14,000 25,000	11.87 18.64 22.46 9.50	November 4, 2014 November 2, 2015 October 24, 2016 October 22, 2017
Ross D. Cooper	16,667 3,334 0	8,333 6,666 10,000	22.16 22.46 9.50	July 5, 2016 October 24, 2016 October 22, 2017
C. Eric Swank	11,000 6,667 0	5,500 13,333 15,000	18.64 22.46 9.50	November 2, 2015 October 24, 2016 October 22, 2017

(1)
All options were granted on the date which is ten years prior to the expiration date for such grants. All options granted under our 2004 Stock Plan vest in three equal parts on the first, second and third anniversary of the date of grant.

 OPTION EXERCISES

        The following table sets forth certain information regarding options exercised by the named executive officers during the fiscal year ended September 30, 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Robert R. Buck	220,000	$2,829,059
Paul M. Isabella	—	—
David R. Grace	188,371	$2,651,905
Ross D. Cooper	—	—
C. Eric Swank	9,000	$34,920

(1)
Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option by the number of common shares acquired upon exercise of the option.

Potential Payments Upon Termination or Change-in-Control

Employment Contract

  Robert R. Buck

        On October 25, 2007, we extended the employment agreement with Robert Buck, our Chairman and CEO, through November 30, 2008. It provided for a base salary of $550,000 for fiscal 2008. The board and Mr. Buck mutually agreed to allow Mr. Buck's employment agreement to expire at November 30, 2008, although he will continue serving as our CEO. Our board reviews his base salary each year.

        Mr. Buck's employment agreement also entitled him to an annual bonus of up to 100% of base salary, depending on whether we reached the performance target that the board sets near the beginning of each fiscal year. The performance target for fiscal 2008 was based on EBITDA. The bonus varied from 0% of base salary (if we achieved 85% or less of the target for that fiscal year) to 100% of base salary (if we achieved 115% or more of the target for that year). In between 85% and 115% of the target, the bonus varied on a straight line basis. Mr. Buck could receive discretionary incentive payments under the employment agreement if the Compensation Committee determined that his individual performance and/or market conditions justified such payments.

        Mr. Buck also receives a $1,000 per month car allowance and reimbursement of fuel costs. Under his employment agreement, Mr. Buck was entitled to severance equal to 12 months base salary if we terminated his employment without cause, or if we were not willing to renew his employment agreement at the end of the term. If Mr. Buck's employment was terminated without cause on September 30, 2008, he would have received severance of $550,000. The employment agreement limits Mr. Buck's ability to compete with us for 18 months after his employment ends and this provision of his employment agreement remains in effect, given his continued employment.

Stock Option Agreements

        Pursuant to stock option agreements with our named executive officers, all of their outstanding stock options will vest upon death or disability and in the event of a change in control. Based on the price of the Company's stock of $15.62 as of September 30, 2008, the values of unvested stock options for the named executives as of that date were as follows: Mr. Buck—$183,600, Mr. Isabella—$341,100, Mr. Grace—$153,000, Mr. Cooper—$61,200 and Mr. Swank—$91,800.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2008, the Compensation Committee of our board of directors was comprised of James Gaffney, Stuart Randle and Wilson Sexton. There are no Compensation Committee interlocks. None of the members of the compensation committee is an officer, employee or former officer or employee of the Company or any of our subsidiaries.

Compensation of Directors

        The following table provides compensation information for the year ended September 30, 2008 for each of our non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
H. Arthur Bellows, Jr.	57,000	65,382	122,382
James J. Gaffney	57,500	65,382	122,882
Peter M. Gotsch	49,000	65,382	114,382
Andrew R. Logie	42,000	65,382	107,382
Stuart A. Randle	47,500	65,382	112,882
Wilson B. Sexton	49,000	65,382	114,382

(1)
Amounts represent expense recognized for financial statement reporting purposes with respect to all outstanding stock options for fiscal 2008 in accordance with SFAS 123R. Please refer to Note 2 of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2008 regarding assumptions underlying valuation of equity awards. These dollar amounts include amounts from awards granted in and prior to fiscal 2008.

(2)
Messrs. Bellows, Gaffney, Gotsch, Logie, Randle and Sexton were each awarded 11,250 options at an exercise price of $8.87 in fiscal 2008 with a grant date fair value of $46,575. Options vest on the first anniversary of the dates of the grants. At September 30, 2008, the aggregate number of option awards outstanding for each non-employee director was as follows: Mr. Bellows 75,000; Mr. Gaffney 75,000; Mr. Gotsch 33,750; Mr. Logie 22,500; Mr. Randle 52,500; and Mr. Sexton 75,000.

        Through fiscal 2008, independent members of the board of directors received an annual retainer of $35,000, $1,500 for each board meeting attended ($1,000 if via conference call) and $1,000 for each committee meeting attended ($750 if via conference call). The chairman of each of the audit committee and compensation committee received an additional $10,000 per year. All fees were payable in cash or shares of stock, at the choice of the director.

        Also through fiscal 2008, upon election to the board, each independent director received a one-time grant of an option exercisable for 30,000 shares of our common stock. Upon reelection, independent directors received an annual grant of an option exercisable for 11,250 shares. All options become exercisable one year after the date of grant. Exercise prices were set at fair market value at the date of grant. During fiscal 2008, each of our independent directors received grants of options exercisable for 11,250 shares.

        Late in fiscal 2008, the Compensation Committee retained Lyons, Benenson & Company to analyze the compensation arrangements for our independent directors. For this service, Lyons, Benenson & Company received compensation in the amount of $10,000 plus expenses. Lyons, Benenson & Company reviewed data for the same peer group mentioned above for the prior executive compensation analysis they performed for us. Based on their analysis and recommendations, we are making the following changes to our independent director compensation program beginning in fiscal 2009:

  •
  Eliminating board and committee meeting fees;

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  Increasing the annual retainer to $40,000;

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  Setting the value of the annual option grant at $90,000 based on a Black-Scholes calculation;

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  Increasing the Audit Committee Chair's annual retainer to $20,000 while setting the other committee chairs' annual retainers at $10,000;

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  Setting the annual retainer for service on the Audit Committee at $10,000 and the annual retainer for service on the other committees at $7,500; and

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  Setting the board meeting threshold at 12 per year and the committee meetings thresholds at 8 per year.

        We currently anticipate that these changes will result in an approximate increase of 5-10% in total board compensation compared to current fees. We believe these changes will keep our board compensation within the range of competitive practice and more in line with emerging trends in best practices.

        We reimburse members of our board of directors for any out-of-pocket expenses they incur in connection with services provided as directors.

        Directors who are employees of the Company do not receive compensation for their services as directors.

 CORPORATE GOVERNANCE

        We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. We are following the requirements of the Sarbanes-Oxley Act and SEC rules as they relate to us.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

        We have adopted the Beacon Roofing Supply, Inc. Code of Conduct, a code of ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Corporate Controller, and any other persons performing similar functions. This code of conduct is available on our website at www.beaconroofingsupply.com. If we make any substantive amendments to this code of conduct or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Corporate Controller, or any other persons performing similar functions, we will disclose the nature of such amendment or waiver on our website within four business days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a summary of certain agreements and transactions among related parties and us.

        We currently lease three buildings, at a cost of approximately $0.5 million in fiscal 2008, from a limited liability company in which Andrew R. Logie, director, is a member. We believe that the terms of these leases approximate those we would negotiate in arms-length transactions with unrelated third parties.

POLICIES AND PROCEDURES WITH RESPECT
TO TRANSACTIONS WITH RELATED PERSONS

        Pursuant to its Charter, our Audit Committee has the responsibility for review and approval of transactions with related persons. Pursuant to the Company's written policy on review and approval of agreements, all transactions with related persons must be submitted for review and approval of the Audit Committee. No new related-person transactions required Audit Committee review and approval under the policy since the beginning of our last fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP, independent registered public accounting firm, has been our auditor since 1997 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. It is expected that a representative of such firm will (i) attend the 2009 annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

 OTHER BUSINESS

        The board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

        A copy of our annual report on Form 10-K for the fiscal year ended September 30, 2008, including the financial statements and schedules but excluding certain exhibits, will be made available without charge to interested shareholders upon written request to us.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        Shareholders interested in presenting a proposal for consideration at our 2010 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than September 7, 2009. In accordance with our Bylaws, any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to us no earlier than October 8, 2009 and no later than November 7, 2009, or such proposal will be considered untimely. This notice must contain the information required by our Bylaws.

                      By Order of the Board of Directors

                      ROSS D. COOPER,                       Secretary
                      Herndon, Virginia
                      January 5, 2009

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

X	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	X

A.          Proposal—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SET FORTH BELOW.

1.	To elect the following nominees to serve until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified.

	01—Robert R. Buck	02—H. Arthur Bellows, Jr.	03—James J. Gaffney
	04—Peter M. Gotsch	05—Andrew R. Logie	06—Stuart A. Randle
07—Wilson B. Sexton

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

	☐	For All EXCEPT —To withhold a vote for one or more nominees, mark the box to the	01	02	03	04	05	06	07
		left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐

2.	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The undersigned hereby acknowledges receipt of (i) the Company’s 2008 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated January 5, 2009. The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

B.    Non-Voting Items

Change of address —Please print your new address below.	Comments —Please print your comments below.

C.    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

X	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	X

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Proxy—Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

PROXY FOR COMMON STOCK
2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert R. Buck and David R. Grace, and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $.01, of BEACON ROOFING SUPPLY, INC., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company to be held at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 5, 2009 at 11:30am local time, and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

Please vote, date and sign this proxy on the other side and return promptly in the enclosed envelope.

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
STOCK OWNERSHIP
SUMMARY OF BUSINESS MATTERS TO BE VOTED ON
MANAGEMENT AND THE BOARD OF DIRECTORS
BOARD OF DIRECTORS' MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS
AUDIT COMMITTEE MATTERS
Report of the Audit Committee
INFORMATION ON EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
OPTION EXERCISES
Director Compensation Table
CORPORATE GOVERNANCE
EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
INFORMATION CONCERNING SHAREHOLDER PROPOSALS